               CRAFTMADE INTERNATIONAL, INC. AND ITS SUBSIDIARIES

                                   EXHIBIT 22

The following schedule lists the subsidiaries of Craftmade International, Inc., a Texas corporation, as of August 30, 1996:

       Corporate Name                     State of Organization           Percent Owned by Company
       --------------                     ---------------------           ------------------------
Durocraft International, Inc.                    Texas                             100%

C/D/R Incorporated                               Delaware                          100%